UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2007 (November 2, 2007)

KEY ENERGY SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas  77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of Key Energy Services, Inc. (the “Company”) amended the bylaws of the Company on November 2, 2007. The amendment exempts from the restrictions of the Maryland Control Share Acquisition Act any acquisition by any person of shares of stock of the Company that would, if aggregated with all other shares of stock of the Company owned by that person or in respect of which that person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of not more than 15% of the voting power of shares of stock of the Company in the election of directors generally. This amendment increases the ownership threshold for triggering these restrictions, which would limit the voting rights of a beneficial owner, from 10% of the voting power. A copy of the Amendment to the Second Amended and Restated By-laws of Key Energy Services, Inc. is attached to this Current Report on Form 8-K as an exhibit and is hereby incorporated by reference.

Item 8.01. Other Events

On November 2, 2007, the Board of Directors of the Company adopted a resolution providing that no person shall become an “interested stockholder” for purposes of the Maryland Business Combination Act until such person acquires the beneficial interest, directly or indirectly, in more than 15% of the voting power of the outstanding voting stock of the Company. This amendment increases the ownership threshold for triggering the provisions of the Act, which restrict the Company’s ability to enter into transactions with an interested stockholder, from 10% of the voting power.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits.

3.1                                 Amendment to Second Amended and Restated By-laws of Key Energy Services, Inc. adopted November 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: November 2, 2007	By:	/s/ Newton W. Wilson III
Newton W. Wilson III
Senior Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amendment to Second Amended and Restated By-laws of Key Energy Services, Inc. adopted November 2, 2007.